UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 31, 2008

Date of Report (Date of earliest event reported)

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street, West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

______________________

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ [ [ [

] Written communications pursuant to Rule 425 under the Securities Act

] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 31, 2008, pursuant to an Agreement and Plan of Merger, dated as of September 18, 2008, by and among First Chester County Corporation (“FCCC”), First National Bank of Chester County (“FNB”), the wholly-owned subsidiary of FCCC, and American Home Bank, National Association (“AHB”), as amended pursuant to the Amendment to Agreement and Plan of Merger, dated as of October 14, 2008 (the “Merger Agreement”), AHB merged with and into FNB (the “Merger”). As a result of the Merger, each outstanding share of AHB common stock was converted into the right to receive either $11.00 in cash or 0.70 shares of FCCC common stock, plus cash in lieu of fractional shares. Pursuant to the allocation procedures set forth in the Merger Agreement, 1,052,160 shares of FCCC common stock were issuable to the holders of 90% of AHB’s outstanding common stock and $1,836,821.00 was payable to the holders of 10% of AHB’s outstanding common stock. In addition, pursuant to the terms of the Merger Agreement, each AHB option to purchase shares of AHB common stock at the effective time of the Merger converted into an option to purchase such number of shares of FCCC common stock equal to the number of shares of the AHB option multiplied by 0.7000, rounded down to the nearest whole share, at an exercise price equal to the exercise price of the AHB option at the effective time of the Merger divided by 0.7000, rounded up to the nearest whole cent. Each outstanding AHB warrant at the effective time of the Merger was cancelled and converted into the right to receive cash in the amount equal to the difference between the AHB warrant strike price and $11.00. The total value of the Merger consideration is approximately $12.6 million based on FCCC’s last sale price of $10.00 per share on December 31, 2008. In addition, FCCC acquired all right and title to the Web based applications used by AHB and owned by Construction Mortgage Acceptance Corporation (“CMAC”) for $90,000.00.

The full text of the Merger Agreement as well as the press release, dated January 2, 2009, announcing the completion of the acquisition, are attached as Exhibit 2.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective January 2, 2009, Mr. James M. Deitch was appointed to the boards of directors of FCCC and FNB. The biographical and other information of Mr. Deitch required by this Item 5.02 is set forth below:

James M. Deitch, 54, has over twenty years of banking management experience, serving at the executive level for both community and regional commercial banks. In addition to being appointed to serve on the board of directors of FCCC and FNB, Mr. Deitch was appointed to serve on the Asset-Management and Strategic Planning Committees. Pursuant to the Merger Agreement, he was also appointed to serve as the Managing Director of the AHB Division of FNB. Prior to the Merger, Mr. Deitch served as the Chairman and Chief Executive Officer of AHB since August of 2001. Prior to that, he served as the Executive Vice President and Chief Credit Policy Officer of Keystone Financial, Inc. Mr. Deitch was co-founder, Chairman and Chief Executive Officer of Keystone National Bank and its predecessor, Keystone Financial Mortgage Corporation, and as such was responsible for the mortgage banking activities of Keystone Financial, Inc. and its subsidiary banks.

In connection with the Merger Agreement, FCCC and FNB entered into an employment agreement, dated September 18, 2008, with Mr. Deitch, a summary of which is included on pages 76 to 78 of FCCC’s Registration Statement on Form S-4/A, filed with the Securities and Exchange Commission on October 30, 2008. FCCC also acquired all right and title to the Web based applications used by AHB and owned by CMAC, a company of which Mr. Deitch is a 56.18% owner, as described in Item 2.01 of this Report.

Mr. Deitch as well as members of his family with which he is associated, are customers of and have banking transactions with AHB (now FNB) in the ordinary course of business. All loans and commitments to lend money extended to such parties were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to AHB. In the opinion of management, such loans and commitments do not involve more than a normal risk of collectability or present other unfavorable features.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of AHB required by this Item 9.01 have not been filed with this initial Current Report on Form 8-K but will be filed by amendment on or before March 19, 2009 (71 calendar days after the date that this initial Current Report on Form 8-K must be filed, which is January 7, 2009).

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01 has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before March 19, 2009 (71 calendar days after the date that this initial Current Report on Form 8-K must be filed, which is January 7, 2009).

(c) Shell company transactions

Not Applicable

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of September 18, 2008, by and among
FCCC, FNB, the wholly-owned subsidiary of FCCC, and AHB, as amended pursuant to the Amendment to Agreement and Plan of Merger, dated as of
October 14, 2008 (incorporated by reference to Annex A to the proxy statement/prospectus on FCCC’s Registration Statement No. 333-154273 on
Form S-4/A filed with the Securities and Exchange Commission on October 30,
2008).

99.1	Press Release, dated January 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2009	FIRST CHESTER COUNTY CORPORATION

By: Name: Title:	/s/ John Balzarini John Balzarini Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 18, 2008, by and among
FCCC, FNB, the wholly-owned subsidiary of FCCC, and AHB, as amended pursuant to the Amendment to Agreement and Plan of Merger, dated as of
October 14, 2008 (incorporated by reference to Annex A to the proxy statement/prospectus on FCCC’s Registration Statement No. 333-154273 on
Form S-4/A filed with the Securities and Exchange Commission on October 30,
2008).

99.1	Press Release, dated January 2, 2009